Exhibit 10.1

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: $250,000.00	August 15, 2025

FOR VALUE RECEIVED, Nabors Energy Transition Corp. II, a Cayman Islands exempted company (the “Maker”), whose address is 515 West Greens Road, Suite 1200, Houston, Texas 77067, hereby unconditionally promises to pay to the order of Nabors Lux 2 S.a.r.l., a private limited liability company (société à responsabilité limitée) incorporated in the Grand Duchy of Luxembourg (the “Payee”), at the Payee’s office at 515 West Greens Road, Suite 1200, Houston, Texas 77067 (or such other address specified by the Payee to the Maker), the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) in legal and lawful money of the United States of America, on the terms and conditions described below. This Note is being made in connection with the Payee depositing funds equal to $250,000.00 into the Maker’s trust account in order for the Maker to extend its deadline to complete a merger, share exchange, asset acquisition, share purchase, reorganisation or similar business combination involving the Maker, with one or more businesses or entities (an “Initial Business Combination”) by one additional month from August 18, 2025 to September 18, 2025.

1.            Principal. The entire unpaid principal balance of this Note shall be due and payable by the Maker upon the earlier of: (a) the liquidation of the Maker on or before September 19, 2025 (unless such date is extended pursuant to the Maker’s second amended and restated memorandum and articles of association) or such later liquidation date as may be approved by the Maker’s shareholders (a “Liquidation”), that occurs while the Note is outstanding or any time thereafter prior to the repayment of the Note and (b) the closing date on which the Maker consummates an Initial Business Combination. Under no circumstances shall any individual, including but not limited to any officer, director or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2.            Form of Repayment. In the event of a Liquidation, all amounts due under this Note shall be repaid in cash only from funds held outside of the Maker’s trust account if any such funds are available. In the event the Maker consummates an Initial Business Combination, this Note may be repaid, at Nabors Energy Transition Sponsor II LLC’s (the “Sponsor”) discretion, (a) in cash, (b) in Conversion Warrants (as defined below), pursuant to Section 14 herein, or (c) with a combination thereof. Absent reasonable prior written notice by the Sponsor to convert any amounts due under this Note into Conversion Warrants pursuant to Section 14 herein, this Note shall become due and payable in cash at the consummation of an Initial Business Combination.

3.            Interest. No interest shall accrue or be charged by the Payee on the unpaid principal balance of this Note.

4.            Remedy for Nonpayment. If payment of this Note or any installment of this Note is not made when due, the entire indebtedness hereunder, at the option of the Payee, shall immediately become due and payable, and the Payee shall be entitled to pursue any or all remedies to which the Payee is entitled hereunder, or at law or in equity.

5.            Prepayment; Amendment. This Note may be prepaid, in whole or in part, without penalty. This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

6.            Construction; Governing Law; Venue. THIS NOTE IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN THE STATE OF NEW YORK. EXCEPT TO THE EXTENT THAT THE LAWS OF THE UNITED STATES MAY APPLY TO THE TERMS HEREOF, THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS NOTE. IN THE EVENT OF A DISPUTE INVOLVING THIS NOTE OR ANY OTHER INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, THE UNDERSIGNED PARTIES IRREVOCABLY AGREE THAT VENUE FOR SUCH DISPUTE SHALL LIE IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK.

7.            Notices. Service of any notice by the Maker to the Payee, or by the Payee to the Maker, shall be mailed, postage prepaid by certified United States mail, return receipt requested, at the address for such party set forth in this Note, or at such subsequent address provided to the other party hereto in the manner set forth in this paragraph for all notices. Any such notice shall be deemed given three (3) days after deposit thereof in an official depository under the care and custody of the United States Postal Service.

8.            Bankruptcy. Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, the Maker and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to the holder of this Note, in addition to the principal and interest due and payable hereon, reasonable attorneys’ and collection fees.

9.            Waivers. The Maker and all endorsers, guarantors and sureties of this Note and all other persons liable or to become liable on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, notice of acceleration, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

10.          Unconditional Waiver of Liability. The Maker hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by the Payee, any and every right it may have to (a) injunctive relief, (b) a trial by jury, (c) interpose any counterclaim therein and (d) have the same consolidated with any other or separate suit, action or proceeding. Nothing herein contained shall prevent or prohibit the Maker from instituting or maintaining a separate action against the Payee with respect to any asserted claim.

11.          Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibitions or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.          Final Agreement. This Note represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

13.          Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account that holds the proceeds from the Maker’s initial public offering (the “IPO”) and the proceeds from the sale of the warrants issued in a private placement, and the proceeds from certain loans made, in connection with the consummation of the IPO, as described in greater detail in the Registration Statement on Form S-1 (File No. 333-272810) filed with the Securities and Exchange Commission in connection with the IPO and declared effective on July 13, 2023, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

14.          Conversion.

(a)            Notwithstanding anything contained in this Note to the contrary, upon receiving due notification by the Maker of the anticipated consummation of an Initial Business Combination, the Payee may elect to convert a portion or all of the unpaid principal balance under this Note into warrants (the “Conversion Warrants”). The total Conversion Warrants so issued shall be equal to: (x) the portion of the principal amount of this Note being converted pursuant to this Section 14, divided by (y) the conversion price of One Dollar ($1.00), rounded up to the nearest whole number of warrants. The Conversion Warrants shall be identical to the warrants issued by the Maker in a private placement in connection with the IPO. The Conversion Warrants and their underlying securities, and any other equity security of the Maker issued or issuable with respect to the foregoing by way of a share dividend or share split or in connection with a combination of shares, recapitalization, amalgamation, consolidation or reorganization, shall be entitled to customary registration rights.

(b)            Upon any partial conversion of the principal amount of this Note, (i) such principal amount shall be so converted and such converted portion of this Note shall become fully paid and satisfied, (ii) the Payee shall surrender and deliver this Note, duly endorsed, to the Maker or such other address which the Maker shall designate against delivery of the Conversion Warrants, (iii) the Maker shall promptly deliver a new duly executed Note to the Payee in the principal amount that remains outstanding, if any, after any such conversion and (iv) in exchange for any portion of the surrendered Note, and simultaneous with the surrender of this Note, the Maker shall, at the direction of the Payee, deliver to the Payee (or its members or their respective affiliates) (the Payee, or such other persons, are known herein as the “Holder” or “Holders”) the Conversion Warrants, which shall bear such legends as are required in the opinion of legal counsel to the Maker (or by any other agreement between the Maker and the Payee) and applicable state and federal securities laws, rules and regulations.

(c)            The Holders shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Conversion Warrants upon conversion of this Note pursuant hereto; provided, however, that the Holders shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holders in connection with any such conversion.

[Signature page follows]

EXECUTED AND AGREED as of the date first above written.

NABORS ENERGY TRANSITION CORP. II,
a Cayman Islands exempted company

By:	/s/ William Restrepo
Name:	William Restrepo
Title:	Chief Financial Officer

Agreed and Acknowledged:

NABORS LUX 2 S.A.R.L.

By:	/s/ Mark D. Andrews
Name:	Mark D. Andrews
Title:	Type A Manager

Signature Page to Promissory Note (Second Extension)